Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:	R. Jordan Gates Bradley S. Powell
President and Chief Operating Officer    Senior Vice President and Chief Financial Officer
(206) 674-3427     (206) 674-3412
FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS FIRST QUARTER 2014 EPS OF $.42 PER SHARE 1
SEATTLE, WASHINGTON - May 7, 2014, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings attributable to shareholders of $83,824,000 for the first quarter of 2014, as compared with $80,315,000 for the same quarter of 2013, an increase of 4%. Net revenues2 for the first quarter of 2014 increased 4% to $464,586,000 as compared with $448,007,000 for the same quarter in 2013. Total revenues and operating income were $1,491,645,000 and $135,203,000 in the first quarter of 2014, as compared with $1,413,208,000 and $128,518,000 for the same quarter of 2013, increases of 6% and 5%, respectively. Diluted net earnings attributable to shareholders per share for the first quarter were $.42, as compared with $.39 for the same quarter in 2013, an increase of 8%.

“There were several significant external challenges this quarter, including weather issues and continued concern over the strength of the economy. We’ve always believed that challenging times can only be managed through disciplined execution. Despite a relatively slow start, we are very encouraged by how the 2014 first quarter finished up. Ocean freight and airfreight volume increased 12% and 6%, respectively. Disciplined execution was responsible for increasing our operating margin3 percentage from the 2013 first quarter, while also efficiently handling the acceleration in business we experienced during the last part of the quarter,” said Jeffrey S. Musser, President and Chief Executive Officer. “From a geographic standpoint, we had strong double digit operating income growth from our Americas group, while our Asia-Pacific and Europe, Africa, Near/Middle East, and Indian Subcontinent ("EMAIR") groups, though steady, were essentially flat. From a product perspective, while we continued to manage through short cycles of rate instability and volatility, we successfully gained market share in both the ocean and airfreight markets. Customs and other services, led by our customs brokerage and Transcon products, grew revenues by 8%, illustrating the reliable and strategic anchor they are in our knowledge-based service offerings. Also noteworthy is our repurchase of 5.7 million shares of stock during the 2014 first quarter. This brings our outstanding share count to 197.2 million shares, the lowest share-count, on a split adjust basis, since going public nearly 30 years ago,” Musser continued.

“For the remainder of the year, we’ll focus our attention on actively pursuing opportunities for profitable market share expansion and driving efficiencies in operational processes. We’re currently conducting a very comprehensive strategic reassessment of our various market positions and organizational structures, the objective of which will be to bring greater alignment and focus on the most cost-beneficial opportunities. We won’t be changing our culture, but we will be refining our focus,” Musser went on to say. “Finally, we appreciate the support of our customers, our service providers and, most importantly, all the members of the Expeditors family who come to work every day and strive to live up to the values and goals of customer service excellence we’ve always believed makes the true difference in who we are and what we can do,” Musser concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 185 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
3Operating margin is calculated as operating income divided by net revenues.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
First Quarter 2014 Earnings Release, May 7, 2014

Financial Highlights for the Three months ended March 31, 2014 and 2013 (Unaudited)
(in 000's of US dollars except share data)

	Three months ended March 31,
	2014	2013	% Change
Revenues	$1,491,645	$1,413,208	6%
Net revenues[1]	$464,586	$448,007	4%
Operating income	$135,203	$128,518	5%
Net earnings attributable to shareholders	$83,824	$80,315	4%
Diluted earnings attributable to shareholders	$.42	$.39	8%
Basic earnings attributable to shareholders	$.42	$.39	8%
Diluted weighted average shares outstanding	201,843,858	207,613,863
Basic weighted average shares outstanding	201,118,390	206,475,095
_______________________
1Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.

	Employee headcount as of March 31
	2014	2013
North America	4,926	4,705
Asia Pacific	3,889	3,867
Europe and Africa	2,343	2,361
Middle East and India	1,221	1,216
Latin America	713	665
Information Systems	633	628
Corporate	292	273
Total	14,017	13,715

	Year-over-year percentage increase in:
	Airfreight kilos	Ocean freight FEU
2014
January	3%	15%
February	5%	1%
March	7%	17%
Quarter	6%	12%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 9, 2014 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about May 16, 2014.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on ability to increase operating margins, efficiently handle accelerating business, manage through rate instability and volatility, gain market share in both ocean and air markets, obtain profitable market share, improve operational processes and successfully complete and implement comprehensive strategic reassessment to improve alignment and operations. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, foreign exchange rates, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$1,131,046	$1,247,652
Short-term investments	86,491	26,337
Accounts receivable, net	1,062,924	1,073,500
Deferred Federal and state income taxes	18,248	18,396
Other current assets	36,284	49,384
Total current assets	2,334,993	2,415,269
Property and equipment, net	556,071	563,064
Goodwill	7,927	7,927
Other assets, net	26,513	28,552
	$2,925,504	$3,014,812
Liabilities and Equity
Current Liabilities:
Accounts payable	677,582	648,156
Accrued expenses, primarily salaries and related costs	196,157	200,301
Federal, state and foreign income taxes	27,754	21,743
Total current liabilities	901,493	870,200
Deferred Federal and state income taxes	63,997	58,281

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share. Issued and outstanding 197,166,665 shares at March 31, 2014 and 202,553,220 shares at December 31, 2013	1,972	2,025
Additional paid-in capital	728	1,647
Retained earnings	1,964,122	2,087,376
Accumulated other comprehensive loss	(8,691)	(6,265)
Total shareholders’ equity	1,958,131	2,084,783
Noncontrolling interest	1,883	1,548
Total equity	1,960,014	2,086,331
	$2,925,504	$3,014,812

07-May-2014	Expeditors International of Washington, Inc.	Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended
	March 31,
	2014	2013
Revenues:
Airfreight services	$647,138	$620,374
Ocean freight and ocean services	469,224	445,479
Customs brokerage and other services	375,283	347,355
Total revenues	1,491,645	1,413,208
Operating Expenses:
Airfreight services	482,882	464,919
Ocean freight and ocean services	367,375	344,923
Customs brokerage and other services	176,802	155,359
Salaries and related costs	255,942	248,417
Rent and occupancy costs	25,162	24,193
Depreciation and amortization	12,382	11,278
Selling and promotion	8,173	7,257
Other	27,724	28,344
Total operating expenses	1,356,442	1,284,690
Operating income	135,203	128,518

Interest income	2,697	3,243
Other, net	(281)	1,531
Other income, net	2,416	4,774
Earnings before income taxes	137,619	133,292
Income tax expense	53,424	52,682
Net earnings	84,195	80,610
Less net earnings attributable to the noncontrolling interest	371	295
Net earnings attributable to shareholders	$83,824	$80,315
Diluted earnings attributable to shareholders per share	$.42	$.39
Basic earnings attributable to shareholders per share	$.42	$.39
Weighted average diluted shares outstanding	201,843,858	207,613,863
Weighted average basic shares outstanding	201,118,390	206,475,095

07-May-2014	Expeditors International of Washington, Inc.	Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2014	2013
Operating Activities:
Net earnings	$84,195	$80,610
Adjustments to reconcile net earnings to net cash from operating activities:
(Recoveries) provision for losses on accounts receivable	(1,115)	941
Deferred income tax expense	7,194	7,122
Excess tax benefits from stock plans	(489)	(1,099)
Stock compensation expense	10,294	11,005
Depreciation and amortization	12,382	11,278
Other	138	208
Changes in operating assets and liabilities:
Decrease in accounts receivable	12,228	38,856
Increase (decrease) in accounts payable and accrued expenses	29,546	(1,390)
Increase in income taxes payable, net	18,205	18,218
Increase (decrease) in other current assets	1,279	(485)
Net cash from operating activities	173,857	165,264
Investing Activities:
(Increase) decrease in short-term investments, net	(60,154)	38
Purchase of property and equipment	(8,760)	(10,068)
Other, net	1,670	(444)
Net cash from investing activities	(67,244)	(10,474)
Financing Activities:
Proceeds from issuance of common stock	7,892	10,929
Repurchases of common stock	(226,725)	(17,681)
Excess tax benefits from stock plans	489	1,099
Purchase of noncontrolling interest	—	(7,730)
Distribution to noncontrolling interest	(85)	—
Net cash from financing activities	(218,429)	(13,383)
Effect of exchange rate changes on cash and cash equivalents	(4,790)	(7,562)
(Decrease) increase in cash and cash equivalents	(116,606)	133,845
Cash and cash equivalents at beginning of period	1,247,652	1,260,842
Cash and cash equivalents at end of period	$1,131,046	$1,394,687
Taxes paid:
Income taxes	$27,496	$26,951

07-May-2014	Expeditors International of Washington, Inc.	Page 5 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	ASIA PACIFIC	EUROPE and AFRICA	MIDDLE EAST and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended March 31, 2014:
Revenues from unaffiliated customers	$400,739	51,584	20,629	714,384	227,508	76,801	—	1,491,645
Transfers between geographic areas	20,011	2,375	5,204	12,009	8,957	4,862	(53,418)	—
Total revenues	$420,750	53,959	25,833	726,393	236,465	81,663	(53,418)	1,491,645
Net revenues	$192,082	26,161	15,357	133,274	73,057	24,655	—	464,586
Operating income	$51,898	8,375	4,859	52,841	11,066	6,164	—	135,203
Identifiable assets	$1,437,768	105,070	61,503	697,614	457,614	162,249	3,686	2,925,504
Capital expenditures	$3,928	264	301	3,126	852	289	—	8,760
Depreciation and amortization	$7,852	280	212	2,108	1,492	438	—	12,382
Equity	$1,151,455	69,702	32,017	448,196	205,060	89,068	(35,484)	1,960,014
Three months ended March 31, 2013:
Revenues from unaffiliated customers	$374,374	51,729	19,864	694,137	202,513	70,591	—	1,413,208
Transfers between geographic areas	20,026	2,544	4,876	10,630	8,880	4,327	(51,283)	—
Total revenues	$394,400	54,273	24,740	704,767	211,393	74,918	(51,283)	1,413,208
Net revenues	$180,343	23,781	14,411	135,550	70,614	23,308	—	448,007
Operating income	$47,353	6,612	4,089	52,884	11,926	5,654	—	128,518
Identifiable assets	$1,502,795	96,555	53,935	795,946	406,801	158,569	3,198	3,017,799
Capital expenditures	$5,379	187	259	2,552	1,198	493	—	10,068
Depreciation and amortization	$6,757	207	241	1,988	1,629	456	—	11,278
Equity	$1,231,424	62,267	32,638	568,609	165,014	79,434	(34,765)	2,104,621

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenue is one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended
	March 31,
(in thousands)	2014	2013
Total revenues	$1,491,645	$1,413,208
Expenses:
Airfreight services	482,882	464,919
Ocean freight and ocean services	367,375	344,923
Customs brokerage and other services	176,802	155,359
Net revenues	$464,586	$448,007

07-May-2014	Expeditors International of Washington, Inc.	Page 6 of 6